Exhibit 99.1

Press Release

CONTACT:
Barbara M. Conley
General Counsel
First Business Financial Services, Inc.
608-232-5902
bconley@firstbusiness.com

Michael J. Murphy, CPA to Join First Business as Chief Accounting Officer

MADISON, WI - August 21, 2015 (GLOBE NEWSWIRE) -- First Business Financial Services, Inc. (Nasdaq:FBIZ) announced today the appointment of Michael J. Murphy, CPA as Chief Accounting Officer and Principal Accounting Officer effective September 14, 2015.
Murphy brings to First Business more than 12 years of public accounting and financial services experience with leading commercial banking and accounting firms including KPMG, LLC, Banco Popular North America, and BMO Harris Bank. Murphy holds a CPA designation.
Murphy was the Midwest Regional Controller working with the Commercial and Personal Banking Group at BMO Harris Bank in Chicago prior to joining First Business.
Prior to that, he was the Vice President - Assistant Controller at Banco Popular, managing all aspects of the bank’s financial reporting, financial analysis, general accounting, accounts payable, fixed assets, and regulatory reporting functions.
Previously he held multiple positions with KPMG’s Assurance Services division, including Senior Manager for a variety of large financial services clients, including commercial and retail banks, mutual funds, broker/dealers, as well as the financing subsidiary of a Fortune 500 Company.
Murphy received his Master of Accountancy, as well as a Bachelor of Business Administration in Accounting with an emphasis in Accounting and Finance, from the University of Wisconsin - Madison.
About First Business Financial Services, Inc.
First Business Financial Services, Inc. (NASDAQ: FBIZ) is a Wisconsin-based bank holding company, focused on the unique needs of businesses, business executives, and high net worth individuals. First Business offers commercial banking, specialty finance, and private wealth management solutions, and because of its niche focus, is able to provide its clients with unmatched expertise, accessibility, and responsiveness. For additional information, visit www.firstbusiness.com or call 608-238-8008.
The First Business Financial Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=25434
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